Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:
Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES RECORD THIRD QUARTER 2026 RESULTS AND DECLARES CASH DIVIDEND

NORWICH, NY (October 27, 2026) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and nine months ended September 30, 2026.

Net income for the third quarter of 2026 was $58.0 million, or $1.11 per diluted common share, compared to $54.5 million, or $1.03 per diluted common share, for the third quarter of 2025, and $53.0 million, or $1.02 per diluted common share, for the second quarter of 2026. Operating diluted earnings per share(1), a non-GAAP measure, was $1.11 for the third quarter of 2026, compared to $1.05 for the third quarter of 2025 and $1.01 for the second quarter of 2026.

CEO Comments

“Our record third quarter results reflect the strength of our diversified business model and disciplined execution across the company,” said NBT President and CEO Scott Kingsley. “We delivered solid loan growth, grew net interest income and expanded our net interest margin, and continued to maintain strong capital levels. These results position us well to continue serving our customers and communities and creating long-term value for our shareholders.”

Third Quarter 2026 Financial Highlights

Net Income	◾ Net income was $58.0 million and diluted earnings per share was $1.11 ◾ Revenues grew 4.5% while expenses increased 3.3% from the previous quarter
Net Interest Income / NIM
◾    Net interest income on a fully taxable equivalent (“FTE”) basis was $142.7 million(1)
◾    Net interest margin (“NIM”) on an FTE basis was 3.78%(1), an increase of 5 basis points (“bps”) from the prior quarter
◾    Earning asset yields of 5.11% were up 6 bps from the prior quarter
◾    Total cost of funds of 1.42% was up 1 bp from the prior quarter

Noninterest Income	◾ Noninterest income was $52.9 million, or 27% of total revenues, excluding net securities gains
Loans and Credit Quality
◾    Period end loans were $11.95 billion
◾    Net charge-offs to average loans was 0.14% annualized
◾    Nonperforming loans to total loans was 0.59%
◾    Allowance for loan losses to total loans was 1.17%
◾    Provision for loan losses was $3.8 million

Deposits	◾ Period end deposits were $13.59 billion ◾ Total cost of deposits was 1.32% for the third quarter of 2026, down 1 bp from the second quarter of 2026
Capital
◾    Stockholders’ equity was $1.94 billion as of September 30, 2026
◾    Tangible book value per share(1) was $27.75 at September 30, 2026, an increase of 4.6% from December 31, 2025
◾    Tangible equity to assets was 9.07%(1)
◾    CET1 ratio of 12.43%; Leverage ratio of 9.99%

Loans

◾
Period end total loans were $11.95 billion at September 30, 2026, compared to $11.60 billion at December 31, 2025, with growth in both commercial and consumer lending in the third quarter of 2026.
◾
Period end total loans increased $350.4 million, or 3.0% from December 31, 2025. Excluding the other consumer and residential solar portfolios, which are in a planned run-off status, period end loans increased $427.2 million, or 3.9%, from December 31, 2025.

Deposits

◾
Total deposits at September 30, 2026 were $13.59 billion compared to $13.50 billion at December 31, 2025. Deposit mix characteristics improved with an increase in demand deposits, interest-bearing checking, savings and money market accounts, partially offset by a decrease in time deposits.
◾
The loan to deposit ratio was 87.9% at September 30, 2026, compared to 85.9% at December 31, 2025.

Net Interest Income and Net Interest Margin

◾
Net interest income for the third quarter of 2026 was $142.1 million, an increase of $5.1 million, or 3.7%, from the second quarter of 2026 and an increase of $7.4 million, or 5.5%, from the third quarter of 2025. The increase in net interest income from the second quarter of 2026 was driven by organic growth in average loans, one additional day in the third quarter of 2026 and a $1.5 million increase in purchase accounting accretion. The increase in net interest income from the third quarter of 2025 resulted primarily from organic growth in interest-earning assets, improvement in net interest margin and a decrease in funding costs.
◾
The NIM on an FTE basis(1) for the third quarter of 2026 was 3.78%, an increase of 5 bps from the second quarter of 2026, as a 6 bp increase in earning asset yields was partially offset by a 1 bp increase in the cost of funds. The NIM on an FTE basis(1) increased 12 bps from the third quarter of 2025 due primarily to a decrease in the cost of funds.
◾
Earning asset yields for the three months ended September 30, 2026 increased 6 bps from the prior quarter to 5.11%. Loan yields for the three months ended September 30, 2026 increased 5 bps from the prior quarter to 5.69%, primarily due to the repricing of cash flows into higher rates and an increase in purchase accounting accretion during the quarter. Average earning assets increased $173.6 million, or 1.2%, from the second quarter of 2026 and grew $334.7 million, or 2.3%, from the third quarter of 2025 due primarily to organic loan growth.
◾
Total cost of deposits, including noninterest bearing deposits, was 1.32% for the third quarter of 2026, a decrease of 1 bp from the prior quarter, primarily due to the decrease in the cost of time deposits. Total cost of deposits decreased 20 bps from the same period in the prior year.
◾
Total cost of funds for the three months ended September 30, 2026 was 1.42%, an increase of 1 bp from the prior quarter and a decrease of 18 bps from the third quarter of 2025.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans for the third quarter of 2026 was 14 bps, compared to 15 bps in the prior quarter.
◾
Nonperforming assets to total assets was 0.43% at September 30, 2026, up from 0.40% at June 30, 2026 and up from 0.33% at December 31, 2025. The increase in nonperforming assets was primarily due to additional commercial lending relationships placed in nonaccrual status during the quarter and an increase in residential past due loans. Past due loans to total loans decreased 28 bps from June 30, 2026, driven primarily by a decrease in past due commercial loans.
◾
Provision expense for the three months ended September 30, 2026 was $3.8 million, compared to $6.1 million for the second quarter of 2026. The decrease in the provision for loan losses during the quarter was primarily due to a lower level of loan growth compared to the prior quarter and a decrease in the allowance for loan losses.
◾
The allowance for loan losses was $140.0 million, or 1.17% of total loans, at September 30, 2026, compared to $140.5 million, or 1.18% of total loans, at June 30, 2026 and compared to $138.0 million, or 1.19% of total loans, at December 31, 2025. The decrease in the allowance for loan losses in the third quarter of 2026 was primarily driven by improvement in economic forecasts and portfolio mix changes, partially offset by providing for the third quarter’s loan growth.
◾
The reserve for unfunded loan commitments was $6.0 million at September 30, 2026, compared to $5.5 million at June 30, 2026 and $5.8 million at December 31, 2025.

Noninterest Income

◾
Total noninterest income, excluding securities gains, was $52.9 million for the three months ended September 30, 2026, up $3.3 million, or 6.7% from the second quarter of 2026, and up $1.5 million, or 2.9%, from the third quarter of 2025.
◾
Service charges on deposit accounts increased $0.7 million, or 13.4%, from the prior quarter and increased $0.8 million, or 15.5%, from the third quarter of 2025, reflecting the impact of deposit account pricing initiatives implemented during the quarter, changes in customer account mix and higher transaction-related fee income.
◾
Retirement plan administration fees increased $0.4 million, or 2.2%, from the prior quarter and increased $1.4 million, or 8.7%, from the third quarter of 2025. The increase from the prior quarter and the third quarter of 2025 was driven by higher activity-based fees, additional fees from new customer relationships and increased market values of assets under administration.
◾
Insurance revenues increased $1.2 million from the prior quarter driven by seasonal renewals and was consistent with the third quarter of 2025.
◾
Bank owned life insurance income was consistent with the prior quarter and decreased from the third quarter of 2025 due to a $0.9 million gain recognized in the third quarter of 2025.
◾
Other income increased $0.7 million from the prior quarter driven by higher commercial loan swap fees and decreased $0.5 million from the third quarter of 2025 primarily due to a gain recognized in the third quarter of 2025 related to the finalization of a third-party contractual arrangement.

Noninterest Expense

◾
Total noninterest expense was $115.2 million for the third quarter of 2026, compared to $111.4 million for the second quarter of 2026 and $111.1 million for the third quarter of 2025. Excluding acquisition expenses of $1.1 million in the third quarter of 2025, noninterest expense was 4.7% higher than the third quarter of 2025 primarily due to the continued investments in our people, markets and infrastructure.
◾
Salaries and benefits increased $0.6 million from the prior quarter driven by one additional payroll day and higher incentive compensation expenses, which were partially offset by lower medical expenses and lower payroll taxes. The increase from the third quarter of 2025 was driven by annual merit pay increases and higher employee benefit costs.
◾
Technology and data services were consistent with the prior quarter and increased $0.9 million from the third quarter of 2025 primarily due to the timing of planned activities and ongoing investment in enterprise technology initiatives.
◾
Occupancy costs were consistent with the prior quarter and increased $0.5 million from the third quarter of 2025. The $0.5 million increase from the third quarter of 2025 was driven by higher facilities costs related to new branch banking locations.
◾
Reserve for unfunded loan commitments was $0.5 million for the three months ended September 30, 2026, compared to a release of $0.3 million for the three months ended September 30, 2025.
◾
Other expenses increased $2.3 million from the prior quarter and increased $0.5 million from the third quarter of 2025. The increase from the prior quarter was primarily driven by an increase in activity-based costs. The increase from the third quarter of 2025 reflects higher activity-based costs, partially offset by lower FDIC insurance premiums.

Income Taxes

◾
The effective tax rate for the third quarter of 2026 was 23.7%, up from 23.3% in the prior quarter and down from 24.2% for the third quarter of 2025. The increase in the effective tax rate from the prior quarter was due to a lower level of tax-exempt income as a percentage of total taxable income.  The decrease in the effective tax rate from the third quarter of 2025 was due to acquisition related tax items in 2025 that did not recur.

Capital

◾
Tangible common equity to tangible assets(1) was 9.07% at September 30, 2026. Tangible book value per share(1) was $27.75 at September 30, 2026, which increased 4.6% from $26.54 at December 31, 2025 and increased 8.8% from $25.51 at September 30, 2025.
◾
Stockholders’ equity increased $46.3 million from December 31, 2025 driven by net income generation of $162.2 million, partially offset by dividends declared of $59.2 million, the repurchase of common stock of $15.0 million and a $44.6 million increase in accumulated other comprehensive loss reflecting the change in the fair value of securities available for sale.
◾
As of September 30, 2026, the CET1 capital ratio was 12.43%, the leverage ratio was 9.99% and the total risk-based capital ratio was 14.36%.

Dividend

◾
The Board of Directors approved a fourth-quarter cash dividend of $0.40 per share at a meeting held earlier today. The dividend represents a $0.03 per share, or 8.1%, increase over the dividend paid in the third quarter of 2025. This is the Company’s fourteenth consecutive year of annual dividend increases. The dividend will be paid on December 15, 2026 to stockholders of record as of December 1, 2026.

Stock Repurchase

◾
The Company purchased 20,118 shares of its common stock during the third quarter of 2026 for a total of $1.0 million at an average price of $50.02 per share under its previously announced stock repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. Since quarter end, the Company has purchased 113,364 shares of common stock under the plan. As of October 24, 2026, there were 1,297,923 shares available for repurchase under this plan.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Wednesday, October 28, 2026, to review the third quarter 2026 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $16.39 billion at September 30, 2026. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 174 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service regional insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”) and international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. The Company presents certain financial measures on an “operating” and “tangible” basis. Operating results exclude the after-tax impact of acquisition expenses, acquisition-related provision for credit losses and securities gains (losses). Tangible results exclude goodwill and intangible assets, net of accumulated amortization and applicable deferred tax effects. Management believes these non-GAAP measures provide investors and analysts with additional insight into the Company's core operating performance and facilitate comparisons across reporting periods and with financial institutions that have not engaged in acquisitions. The Company also reports net interest income and net interest margin on an FTE basis. The FTE adjustment reflects the tax benefit associated with tax-exempt securities and loans by assuming they were taxable. Management believes that presentation of net interest income and net interest margin on an FTE basis is a standard practice within the banking industry that enhances comparability among financial institutions. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (reported)
Diluted earnings per share	$1.11	$1.02	$0.98	$1.06	$1.03
Weighted average diluted common shares outstanding	52,239,443	52,238,983	52,352,800	52,524,388	52,642,688
Return on average assets(2)	1.41%	1.32%	1.30%	1.37%	1.35%
Return on average equity(2)	11.81%	11.04%	10.89%	11.81%	11.86%
Return on average tangible common equity(1)(2)	16.54%	15.65%	15.59%	17.05%	17.35%
Net interest margin(1)(2)	3.78%	3.73%	3.72%	3.65%	3.66%

	9 Months Ended September 30,
	2026	2025
Profitability (reported)
Diluted earnings per share	$3.10	$2.26
Weighted average diluted common shares outstanding	52,269,406	50,325,671
Return on average assets(2)	1.34%	1.01%
Return on average equity(2)	11.25%	8.99%
Return on average tangible common equity(1)(2)	15.94%	13.07%
Net interest margin(1)(2)	3.74%	3.57%

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability (operating)
Diluted earnings per share(1)	$1.11	$1.01	$0.97	$1.05	$1.05
Return on average assets(1)(2)	1.41%	1.32%	1.29%	1.37%	1.37%
Return on average equity(1)(2)	11.80%	11.01%	10.82%	11.79%	12.05%
Return on average tangible common equity(1)(2)	16.53%	15.61%	15.50%	17.02%	17.61%

	9 Months Ended September 30,
	2026	2025
Profitability (operating)
Diluted earnings per share(1)	$3.09	$2.76
Return on average assets(1)(2)	1.34%	1.24%
Return on average equity(1)(2)	11.22%	10.96%
Return on average tangible common equity(1)(2)	15.89%	15.78%

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data
Short-term interest-bearing accounts	$106,732	$107,489	$564,514	$301,958	$394,485
Securities available for sale	1,989,360	2,006,206	1,918,526	1,862,838	1,813,194
Securities held to maturity	808,645	755,086	748,607	762,756	771,474
Net loans	11,808,512	11,733,581	11,408,655	11,460,114	11,456,134
Total assets	16,393,701	16,214,957	16,204,406	15,995,121	16,112,584
Total deposits	13,586,441	13,537,302	13,742,966	13,499,193	13,660,918
Total borrowings	569,110	471,195	297,407	327,422	319,358
Total liabilities	14,451,222	14,271,038	14,290,009	14,098,905	14,259,438
Stockholders' equity	1,942,479	1,943,919	1,914,397	1,896,216	1,853,146

Capital
Equity to assets	11.85%	11.99%	11.81%	11.85%	11.50%
Tangible equity ratio(1)	9.07%	9.16%	8.96%	8.95%	8.58%
Book value per share	$37.40	$37.42	$36.81	$36.32	$35.33
Tangible book value per share(1)	$27.75	$27.71	$27.05	$26.54	$25.51
Leverage ratio	9.99%	9.85%	9.70%	9.48%	9.34%
Common equity tier 1 capital ratio	12.43%	12.24%	12.34%	12.07%	11.80%
Tier 1 capital ratio	12.43%	12.24%	12.34%	12.07%	11.80%
Total risk-based capital ratio	14.36%	14.18%	14.52%	14.24%	13.97%
Common stock price (end of period)	$50.16	$49.37	$42.58	$41.52	$41.76

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality
Nonaccrual loans	$65,527	$62,898	$57,903	$44,592	$46,450
90 days past due and still accruing	4,454	2,410	3,352	7,131	6,966
Total nonperforming loans	69,981	65,308	61,255	51,723	53,416
Other real estate owned	347	-	22	402	267
Total nonperforming assets	70,328	65,308	61,277	52,125	53,683
Allowance for loan losses	140,000	140,500	138,600	138,000	139,000

Asset quality ratios
Allowance for loan losses to total loans	1.17%	1.18%	1.20%	1.19%	1.20%
Total nonperforming loans to total loans	0.59%	0.55%	0.53%	0.45%	0.46%
Total nonperforming assets to total assets	0.43%	0.40%	0.38%	0.33%	0.33%
Allowance for loan losses to total nonperforming loans	200.05%	215.13%	226.27%	266.81%	260.22%
Past due loans to total loans(3)	0.35%	0.63%	0.40%	0.38%	0.38%
Net charge-offs to average loans(2)	0.14%	0.15%	0.17%	0.16%	0.15%

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loan net charge-offs by line of business
Commercial	$1,338	$1,217	$2,285	$1,232	$1,047
Residential mortgage and home equity	91	22	(106)	(15)	18
Indirect auto	737	439	843	877	679
Residential solar and other consumer	2,126	2,558	1,955	2,671	2,556
Total loan net charge-offs	$4,292	$4,236	$4,977	$4,765	$4,300

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.92%	0.85%	0.89%	0.76%	0.81%
Commercial real estate	1.01%	1.06%	1.05%	1.06%	1.13%
Residential mortgage	1.00%	0.99%	0.99%	1.06%	1.05%
Auto	0.70%	0.70%	0.70%	0.68%	0.70%
Residential solar and other consumer	4.44%	4.39%	4.39%	4.09%	3.62%
Total	1.17%	1.18%	1.20%	1.19%	1.20%

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Loans by line of business
Commercial & industrial	$1,748,981	$1,755,123	$1,669,624	$1,671,974	$1,644,218
Commercial real estate	4,955,896	4,893,543	4,783,384	4,798,957	4,830,761
Residential mortgage	2,584,169	2,558,338	2,539,249	2,537,593	2,528,565
Home equity	481,142	465,340	447,462	448,113	435,584
Indirect auto	1,449,719	1,450,482	1,333,017	1,340,524	1,327,689
Residential solar and other consumer	728,605	751,255	774,519	800,953	828,317
Total loans	$11,948,512	$11,874,081	$11,547,255	$11,598,114	$11,595,134

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2026	2025
Assets
Cash and due from banks	$215,468	$185,158
Short-term interest-bearing accounts	106,732	301,958
Equity securities, at fair value	49,949	48,760
Securities available for sale, at fair value	1,989,360	1,862,838
Securities held to maturity (fair value $726,386 and $702,577, respectively)	808,645	762,756
Federal Reserve and Federal Home Loan Bank stock	56,663	44,575
Loans held for sale	841	1,108
Loans	11,948,512	11,598,114
Less allowance for loan losses	140,000	138,000
Net loans	$11,808,512	$11,460,114
Premises and equipment, net	96,551	99,277
Goodwill	453,278	453,278
Intangible assets, net	48,095	57,656
Bank owned life insurance	317,201	317,733
Other assets	442,406	399,910
Total assets	$16,393,701	$15,995,121

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,919,754	$3,800,209
Savings, interest-bearing checking and money market	8,400,105	8,206,539
Time	1,266,582	1,492,445
Total deposits	$13,586,441	$13,499,193
Short-term borrowings	414,397	148,069
Long-term debt	42,975	43,176
Subordinated debt, net	-	24,509
Junior subordinated debt	111,738	111,668
Other liabilities	295,671	272,290
Total liabilities	$14,451,222	$14,098,905

Total stockholders' equity	$1,942,479	$1,896,216

Total liabilities and stockholders' equity	$16,393,701	$15,995,121

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Interest, fee and dividend income
Interest and fees on loans	$170,714	$169,301	$495,580	$466,265
Securities available for sale	15,633	12,063	43,885	33,934
Securities held to maturity	4,598	4,595	13,374	14,379
Other	1,447	4,508	7,960	7,870
Total interest, fee and dividend income	$192,392	$190,467	$560,799	$522,448
Interest expense
Deposits	$44,939	$52,101	$134,653	$142,908
Short-term borrowings	3,191	816	5,178	2,728
Long-term debt	450	450	1,336	1,012
Subordinated debt	-	547	1,121	4,370
Junior subordinated debt	1,728	1,890	5,116	5,324
Total interest expense	$50,308	$55,804	$147,404	$156,342
Net interest income	$142,084	$134,663	$413,395	$366,106
Provision for loan losses	$3,792	$3,100	$15,505	$15,467
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	13,022
Total provision for loan losses	$3,792	$3,100	$15,505	$28,489
Net interest income after provision for loan losses	$138,292	$131,563	$397,890	$337,617
Noninterest income
Service charges on deposit accounts	$5,891	$5,100	$16,353	$13,921
Card services income	6,818	6,389	19,459	17,783
Retirement plan administration fees	17,299	15,913	50,793	47,481
Wealth management	11,194	11,103	33,276	32,727
Insurance services	5,400	5,260	14,059	14,118
Bank owned life insurance income	2,395	3,240	7,559	8,817
Net securities gains (losses)	62	(2)	679	6
Other	3,886	4,402	10,630	10,936
Total noninterest income	$52,945	$51,405	$152,808	$145,789
Noninterest expense
Salaries and employee benefits	$69,567	$66,636	$207,330	$191,485
Technology and data services	12,074	11,180	35,434	32,222
Occupancy	9,559	9,053	30,044	27,118
Professional fees and outside services	5,900	5,941	17,116	15,914
Amortization of intangible assets	3,022	3,429	9,561	8,582
Reserve for unfunded loan commitments	450	(317)	150	1,475
Acquisition expenses	-	1,125	-	19,526
Other	14,592	14,096	39,199	37,331
Total noninterest expense	$115,164	$111,143	$338,834	$333,653
Income before income tax expense	$76,073	$71,825	$211,864	$149,753
Income tax expense	18,045	17,354	49,664	36,027
Net income	$58,028	$54,471	$162,200	$113,726
Earnings Per Share
Basic	$1.12	$1.04	$3.12	$2.27
Diluted	$1.11	$1.03	$3.10	$2.26

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$170,714	$163,764	$161,102	$166,046	$169,301
Securities available for sale	15,633	14,770	13,482	13,081	12,063
Securities held to maturity	4,598	4,426	4,350	4,398	4,595
Other	1,447	2,801	3,712	5,019	4,508
Total interest, fee and dividend income	$192,392	$185,761	$182,646	$188,544	$190,467
Interest expense
Deposits	$44,939	$44,879	$44,835	$49,426	$52,101
Short-term borrowings	3,191	1,165	822	915	816
Long-term debt	450	445	441	451	450
Subordinated debt	-	611	510	505	547
Junior subordinated debt	1,728	1,698	1,690	1,807	1,890
Total interest expense	$50,308	$48,798	$48,298	$53,104	$55,804
Net interest income	$142,084	$136,963	$134,348	$135,440	$134,663
Provision for loan losses	$3,792	$6,136	$5,577	$3,765	$3,100
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	-	-
Total provision for loan losses	$3,792	$6,136	$5,577	$3,765	$3,100
Net interest income after provision for loan losses	$138,292	$130,827	$128,771	$131,675	$131,563
Noninterest income
Service charges on deposit accounts	$5,891	$5,194	$5,268	$5,146	$5,100
Card services income	6,818	6,613	6,028	6,205	6,389
Retirement plan administration fees	17,299	16,928	16,566	14,104	15,913
Wealth management	11,194	10,948	11,134	12,028	11,103
Insurance services	5,400	4,177	4,482	3,917	5,260
Bank owned life insurance income	2,395	2,505	2,659	3,576	3,240
Net securities gains (losses)	62	175	442	142	(2)
Other	3,886	3,187	3,557	4,586	4,402
Total noninterest income	$52,945	$49,727	$50,136	$49,704	$51,405
Noninterest expense
Salaries and employee benefits	$69,567	$69,004	$68,759	$65,993	$66,636
Technology and data services	12,074	11,850	11,510	11,803	11,180
Occupancy	9,559	9,475	11,010	9,267	9,053
Professional fees and outside services	5,900	5,662	5,554	5,826	5,941
Amortization of intangible assets	3,022	3,191	3,348	3,362	3,429
Reserve for unfunded loan commitments	450	-	(300)	(100)	(317)
Acquisition expenses	-	-	-	-	1,125
Other	14,592	12,256	12,351	15,537	14,096
Total noninterest expense	$115,164	$111,438	$112,232	$111,688	$111,143
Income before income tax expense	$76,073	$69,116	$66,675	$69,691	$71,825
Income tax expense	18,045	16,086	15,533	14,182	17,354
Net income	$58,028	$53,030	$51,142	$55,509	$54,471
Earnings Per Share
Basic	$1.12	$1.02	$0.98	$1.06	$1.04
Diluted	$1.11	$1.02	$0.98	$1.06	$1.03

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2026		Q2 - 2026		Q1 - 2026		Q4 - 2025		Q3 - 2025
Assets
Short-term interest-bearing accounts	$105,785	3.21%	$248,882	3.47%	$356,403	3.56%	$450,719	3.93%	$338,919	4.60%
Securities taxable(1)	2,672,383	2.76%	2,633,502	2.70%	2,547,841	2.62%	2,513,465	2.55%	2,464,271	2.46%
Securities tax-exempt(1)(4)	230,409	3.57%	209,441	3.59%	192,429	3.63%	194,638	3.48%	196,728	3.48%
FRB and FHLB stock	52,157	4.50%	45,925	5.64%	44,589	5.32%	44,632	4.95%	42,790	5.37%
Loans(1)(5)	11,917,503	5.69%	11,666,871	5.64%	11,553,561	5.66%	11,564,950	5.70%	11,600,816	5.80%
Total interest-earning assets	$14,978,237	5.11%	$14,804,621	5.05%	$14,694,823	5.06%	$14,768,404	5.08%	$14,643,524	5.18%
Other assets	1,306,010		1,300,564		1,315,235		1,317,791		1,344,775
Total assets	$16,284,247		$16,105,185		$16,010,058		$16,086,195		$15,988,299
Liabilities and stockholders' equity
Money market deposits	$4,301,004	2.66%	$4,273,336	2.64%	$4,188,180	2.64%	$4,222,137	2.78%	$4,077,741	3.01%
Interest-bearing checking deposits	2,067,511	1.04%	2,118,007	1.02%	2,117,278	1.04%	2,094,105	1.14%	2,059,009	1.10%
Savings deposits	1,987,029	0.43%	2,015,461	0.47%	1,953,096	0.42%	1,919,032	0.42%	1,947,627	0.43%
Time deposits	1,281,998	2.64%	1,351,024	2.68%	1,455,142	2.83%	1,533,062	3.05%	1,633,647	3.26%
Total interest-bearing deposits	$9,637,542	1.85%	$9,757,828	1.84%	$9,713,696	1.87%	$9,768,336	2.01%	$9,718,024	2.13%
Federal funds purchased	68,913	3.80%	15,330	3.74%	-	-	-	-	-	-
Repurchase agreements	119,030	2.62%	112,557	2.55%	126,024	2.65%	137,832	2.63%	123,573	2.62%
Short-term borrowings	171,228	4.04%	31,291	3.92%	-	-	-	-	11	4.61%
Long-term debt	43,005	4.15%	43,072	4.14%	43,139	4.15%	44,216	4.05%	44,802	3.98%
Subordinated debt, net	-	-	24,259	10.10%	24,655	8.39%	24,338	8.23%	27,085	8.01%
Junior subordinated debt	111,726	6.14%	111,702	6.10%	111,679	6.14%	111,654	6.42%	111,629	6.72%
Total interest-bearing liabilities	$10,151,444	1.97%	$10,096,039	1.94%	$10,019,193	1.95%	$10,086,376	2.09%	$10,025,124	2.21%
Demand deposits	3,900,192		3,814,717		3,811,907		3,848,626		3,849,288
Other liabilities	283,320		267,341		273,936		287,158		292,294
Stockholders' equity	1,949,291		1,927,088		1,905,022		1,864,035		1,821,593
Total liabilities and stockholders' equity	$16,284,247		$16,105,185		$16,010,058		$16,086,195		$15,988,299
Interest rate spread		3.14%		3.11%		3.11%		2.99%		2.97%
Net interest margin (FTE)(1)(2)		3.78%		3.73%		3.72%		3.65%		3.66%

Total cost of deposits	$13,537,734	1.32%	$13,572,545	1.33%	$13,525,603	1.34%	$13,616,962	1.44%	$13,567,312	1.52%
Total cost of funds	14,051,636	1.42%	13,910,756	1.41%	13,831,100	1.42%	13,935,002	1.51%	13,874,412	1.60%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates

Nine Months Ended September 30,	2026			2025
Assets
Short-term interest-bearing accounts	$236,105	$6,138	3.48%	$183,929	$6,318	4.59%
Securities taxable(1)	2,618,365	52,780	2.70%	2,451,356	43,814	2.39%
Securities tax-exempt(1)(4)	210,899	5,669	3.59%	212,670	5,695	3.58%
FRB and FHLB stock	47,585	1,822	5.12%	38,512	1,552	5.39%
Loans(1)(5)	11,713,978	496,242	5.66%	10,888,339	466,954	5.73%
Total interest-earning assets	$14,826,932	$562,651	5.07%	$13,774,806	$524,333	5.09%
Other assets	1,307,235			1,226,118
Total assets	$16,134,167			$15,000,924
Liabilities and stockholders' equity
Money market deposits	$4,254,587	$84,177	2.65%	$3,796,235	$85,616	3.02%
Interest-bearing checking deposits	2,100,750	16,243	1.03%	1,882,602	13,829	0.98%
Savings deposits	1,985,319	6,495	0.44%	1,791,819	3,911	0.29%
Time deposits	1,362,087	27,738	2.72%	1,562,470	39,552	3.38%
Total interest-bearing deposits	$9,702,743	$134,653	1.86%	$9,033,126	$142,908	2.12%
Federal funds purchased	28,333	803	3.79%	5,495	185	4.50%
Repurchase agreements	119,178	2,325	2.61%	107,067	2,142	2.67%
Short-term borrowings	68,134	2,050	4.02%	11,604	401	4.62%
Long-term debt	43,071	1,336	4.15%	34,456	1,012	3.93%
Subordinated debt, net	16,214	1,121	9.24%	94,022	4,370	6.21%
Junior subordinated debt	111,703	5,116	6.12%	106,963	5,324	6.65%
Total interest-bearing liabilities	$10,089,376	$147,404	1.95%	$9,392,733	$156,342	2.23%
Demand deposits	3,842,595			3,624,662
Other liabilities	274,900			291,527
Stockholders' equity	1,927,296			1,692,002
Total liabilities and stockholders' equity	$16,134,167			$15,000,924
Net interest income (FTE)(1)		$415,247			$367,991
Interest rate spread			3.12%			2.86%
Net interest margin (FTE)(1)(2)			3.74%			3.57%
Taxable equivalent adjustment		$1,852			$1,885
Net interest income		$413,395			$366,106

Total cost of deposits	$13,545,338	$134,653	1.33%	$12,657,788	$142,908	1.51%
Total cost of funds	13,931,971	147,404	1.41%	13,017,395	156,342	1.61%

(1)
The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Operating net income
Net income	$58,028	$53,030	$51,142	$55,509	$54,471
Acquisition expenses	-	-	-	-	1,125
Securities (gains) losses	(62)	(175)	(442)	(142)	2
Adjustments to net income	$(62)	$(175)	$(442)	$(142)	$1,127
Adjustments to net income (net of tax)	$(47)	$(134)	$(338)	$(113)	$851
Operating net income	$57,981	$52,896	$50,804	$55,396	$55,322
Operating diluted earnings per share	$1.11	$1.01	$0.97	$1.05	$1.05

	9 Months Ended September 30,
	2026	2025
Operating net income
Net income	$162,200	$113,726
Acquisition expenses	-	19,526
Acquisition-related provision for credit losses	-	13,022
Acquisition-related reserve for unfunded loan commitments	-	532
Securities (gains)	(679)	(6)
Adjustments to net income	$(679)	$33,074
Adjustments to net income (net of tax)	$(519)	$24,971
Operating net income	$161,681	$138,697
Operating diluted earnings per share	$3.09	$2.76

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
FTE adjustment
Net interest income	$142,084	$136,963	$134,348	$135,440	$134,663
Add: FTE adjustment	660	614	578	581	594
Net interest income (FTE)	$142,744	$137,577	$134,926	$136,021	$135,257
Average earning assets	$14,978,237	$14,804,621	$14,694,823	$14,768,404	$14,643,524
Net interest margin (FTE)(2)	3.78%	3.73%	3.72%	3.65%	3.66%

	9 Months Ended September 30,
	2026	2025
FTE adjustment
Net interest income	$413,395	$366,106
Add: FTE adjustment	1,852	1,885
Net interest income (FTE)	$415,247	$367,991
Average earning assets	$14,826,932	$13,774,806
Net interest margin (FTE)(2)	3.74%	3.57%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)
The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Tangible equity to tangible assets
Total equity	$1,942,479	$1,943,919	$1,914,397	$1,896,216	$1,853,146
Intangible assets	501,373	504,395	507,586	510,934	515,090
Total assets	$16,393,701	$16,214,957	$16,204,406	$15,995,121	$16,112,584
Tangible equity to tangible assets	9.07%	9.16%	8.96%	8.95%	8.58%
Tangible book value per share
Common shares outstanding	51,940,582	51,954,984	52,009,646	52,202,955	52,448,654
Tangible book value per share	$27.75	$27.71	$27.05	$26.54	$25.51

	2026			2025
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Return on average tangible common equity
Net income	$58,028	$53,030	$51,142	$55,509	$54,471
Amortization of intangible assets (net of tax)	2,267	2,393	2,511	2,522	2,572
Net income, excluding intangibles amortization	$60,295	$55,423	$53,653	$58,031	$57,043

Average stockholders' equity	$1,949,291	$1,927,088	$1,905,022	$1,864,035	$1,821,593
Less: average goodwill and other intangibles	503,142	506,308	509,643	513,728	517,271
Average tangible common equity	$1,446,149	$1,420,780	$1,395,379	$1,350,307	$1,304,322
Return on average tangible common equity(2)	16.54%	15.65%	15.59%	17.05%	17.35%

	9 Months Ended September 30,
	2026	2025
Return on average tangible common equity
Net income	$162,200	$113,726
Amortization of intangible assets (net of tax)	7,171	6,437
Net income, excluding intangibles amortization	$169,371	$120,163

Average stockholders' equity	$1,927,296	$1,692,002
Less: average goodwill and other intangibles	506,341	462,657
Average tangible common equity	$1,420,955	$1,229,345
Return on average tangible common equity	15.94%	13.07%

(2)
Annualized.
(3)
Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(4)
Securities are shown at average amortized cost.
(5)
For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.